SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 2, 2007

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio (STATE OR OTHER JURISDICTION OF INCORPORATION)	0-16148 (COMMISSION FILE NUMBER)	31-1125853 (IRS EMPLOYER IDENTIFICATION NO.)

50 E Business Way, Suite 400, Sharonville, Ohio (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		45241 (ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 2, 2007, the Compensation & Organization Development Committee (the “Committee”) of the Board of Directors of Multi-Color Corporation (the “Company”) revised certain performance factors and objectives under the Executive Incentive Compensation Plan for fiscal year 2008 (the “Plan”). The revisions were made as a result of the Committee’s review of the Plan following the Company’s sale of Quick Pak, its Packaging Services Division, which was completed on July 2, 2007.

Executive Incentive Compensation Plan

As previously reported on April 17, 2007, the Committee approved the Executive Incentive Compensation Plan for fiscal year 2008 (the “Plan”). The following executive officers are eligible to participate in the Plan: (i) Francis D. Gerace, President and Chief Executive Officer; (ii) Dawn H. Bertsche, Senior Vice President, Chief Financial Officer and Secretary; (iii) Donald E. Kneir, President of the Decorating Solutions Division; and (iv) James H. Reynolds, Vice President, Corporate Controller and Chief Accounting Officer. The Plan provides for the following bonus ranges: Mr. Gerace – between 0% and 170% of his base salary, Ms. Bertsche and Mr. Kneir – between 0% and 150% of their base salaries, and Mr. Reynolds – between 0% and 100% of his base salary. The total bonus will equal the sum of the amounts calculated for each performance objective and each performance objective will be weighted. The amount calculated for each performance objective will equal the product of the performance factor times the target bonus times the weight factor for each performance objective.

The revised performance objectives for Mr. Gerace, Ms. Bertsche and Mr. Reynolds are based on Company operating income before stock based compensation expense, and sales growth. Previously, such objectives were based on Company income before taxes, and sales growth.

The revised performance objectives for Mr. Kneir are based on Company operating income before stock based compensation expense and certain general and administrative expenses, and sales growth. Previously, such goals were based on Company income before taxes, interest and certain general and administrative expenses, and sales growth.

As revised, the performance factor for each performance objective will be between 50%, for achieving 80% of the applicable income goal (“Income Goal”) and 85% of the applicable sales goal (“Sales Goal”), and 200% (for achieving 115% of the goals). If achievement is obtained between the 80% to 100% bracket for the Income Goal or between the 85% to 100% bracket for the Sales Goal or the 100% to 115% bracket for either goal, the performance factor will be prorated. Failure to achieve a minimum of 80% of the Income Goal or 85% of the Sales Goal will result in a performance factor of zero and therefore a bonus for that performance objective of zero. Previously the minimum performance percentage for both goals was 85%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By: /s/ James H. Reynolds

Name: James H. Reynolds

Title: Vice President, Corporate Controller and Chief Accounting Officer

Date: October 3, 2007